EXHIBIT (i)(2)

CONSENT OF COUNSEL

     I consent to the incorporation by reference in this Post-Effective Amendment No. 130 to the Registration Statement of Eaton Vance Mutual Funds Trust (1933 Act File No. 02-90946) of my opinion dated August 23, 2007 which was filed as Exhibit (i) to Post-Effective Amendment No. 129.

October 25, 2007 Boston, Massachusetts

/s/ Katy D. Burke
Katy D. Burke, Esq.